SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) May 25, 2000

                      Corporate Realty Income Fund I, L.P.
               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

       0-15796                                          13-3311993
(Commission File Number)                       (IRS Employer Identification No.)

                   475 Fifth Avenue, New York, New York 10017
               (Address of Principal Executive Offices)              (Zip Code)

Registrant's telephone number, including area code (212) 696-0772


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          (Former Name or Former Address, if Changed Since Last Report)


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Item 2. Acquisition or Disposition of Assets.

     Registrant entered into a Purchase and Sale Agreement dated as of May 22, 2000 (the "Agreement") with Invesco Realty Advisors ("Invesco") to sell, assign, and transfer the land, building and other improvements, leases, rents, and security deposits (collectively the "Flatiron Building") known as 5775 Flatiron Parkway, and situated in Boulder, Colorado. The Agreement was fully executed on or about May 25, 2000. The Flatiron Building contains approximately 96,000 net rentable square feet for use as a multi-tenant facility. The building currently is 100% leased to various tenants.

     The sale price to be paid by Invesco for the Flatiron Building is $13,100,000 (the "Purchase Price"). The Purchase Price, plus or minus any closing adjustments, is payable in immediately available U.S. funds at the closing.

     The sale of the Flatiron Building is subject to Invesco's due diligence investigation. Invesco has until June 23, 2000 ("Inspection Period") to inspect the property and the due diligence documents, and to perform such other due diligence with respect to the Flatiron Building as Invesco reasonably deems necessary. Unless Invesco notifies Registrant and the escrow holder, in writing, on or before the final day of the Inspection Period, of its election to proceed with the purchase of the Flatiron Building, the Agreement will be terminated. If Invesco elects to proceed with the purchase, Invesco must pay into escrow the sum of $150,000 (the "Downpayment"), to be held in an interest bearing account, as an earnest money deposit towards the Purchase Price. The closing of the purchase and sale of the Flatiron Building will occur within seven (7) days after the termination of the Inspection Period.

     Registrant will pay sales commissions to third parties aggregating $393,000 in connection with the sale of the Flatiron Building to Invesco. Registrant acquired the Flatiron Building in January 1988 for a purchase price of $9,003,085, inclusive of

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acquisition fees.

     Registrant intends to use the net proceeds from the sale of the Flatiron Building to pay down its first mortgage line-of-credit loan from Fleet Bank N.A. by approximately $10,000,000 and to augment working capital.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits.

          2. Purchase and Sale Agreement dated as of May 22, 2000 between Registrant and Invesco Realty Advisors.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CORPORATE REALTY INCOME FUND I, L.P.
                                            (Registrant)


Dated: June 8, 2000                        By: 1345 Realty Corporation
                                                  Corporate General Partner


                                           By: /s/ Robert F. Gossett, Jr.
                                               ---------------------------------
                                               Robert F. Gossett, Jr.
                                               President


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